UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 6, 2020 (the “Closing Date”), Helios Technologies, Inc., a Florida corporation (“Helios”) and BWG Holdings I Corp (operating as Balboa Water Group), a Delaware corporation (“BWG Holdings”) consummated a business combination transaction (the “Transaction”) contemplated by the Agreement and Plan of Merger (the “Agreement”), dated as of October 9, 2020, by and among Helios, Vitality Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Helios (“Merger Sub”), BWG Holdings, ICM Holdco I Corp., a Delaware corporation (“Topco”), and SBF II Representative Corp., solely in its capacity as equityholder representative, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of November 3, 2020, by and among Helios, Merger Sub, BWG Holdings, Topco, and SBF II Representative Corp (the “Merger Amendment,” and together with the Agreement, the “Merger Agreement”). Upon consummation of the Transaction, Merger Sub merged with and into BWG Holdings, with BWG Holdings surviving as a direct wholly-owned subsidiary of Helios (the “Merger”). All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement or the Merger Amendment.

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events, including the consummation of the Transaction and entry into certain agreements, which are required to be disclosed on Form 8-K with respect to Helios as of the Closing Date.

Item 2.01Completion of Acquisition or Disposition of Assets

On the Closing Date, Helios and BWG Holdings consummated the Transaction pursuant to the Merger Agreement. The disclosure set forth in the “Explanatory Note” above is incorporated into this Item 2.01 by reference.

In connection with the Transaction, effective immediately prior to the Closing, BWG Holdings effectuated certain Reorganization Transactions, pursuant to which certain indirect subsidiaries of BWG Holdings were transferred to Topco. As part of the Reorganization Transactions, Topco issued (a) 78,675.60 shares of Class A Topco Stock and (b) 12,576.47 Topco Options.

On the Closing Date, Helios paid cash consideration of approximately $223 million, which includes approximately $4 million of net cash. The Merger consideration is subject to customary post-closing working capital adjustments.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on October 13, 2020 and is incorporated herein by reference. The Merger Amendment is attached as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

On November 9, 2020, the Company issued a press release in connection with foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

2.1*

First Amendment to Agreement and Plan of Merger, dated as of November 3, 2020, by and among Helios Technologies, Inc., Vitality Merger Sub, Inc., BWG Holdings I Corp., ICM Holdco I Corp., and SBF II Representative Corp.

99.1	Press release dated November 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to Helios if public disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: November 9, 2020	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)